UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 16, 2005
                                                           -------------


                                  APPIAN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                       000-29605              88-0356052
           -------                      ---------              ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)


             1631 W. Craig Road, #9103
             North Las Vegas, Nevada                        89032
             --------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (818) 974-2461


                  1414 Splendor Way, Salt Lake City, Utah 84124
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 1.01 Entry Into Material Definitive Agreement.

         On June 16, 2005, Appian, Inc., a Nevada corporation ("Appian"), entered into a Stock Purchase Agreement with Tolga Katas and Christine Marie ("Sellers") pursuant to which Appian agreed to purchase, and Sellers agreed to sell, all of the issued and outstanding capital stock of Tolga Media, Inc., a Nevada corporation. The terms of the transaction are summarized under Item 2.01 of this Form 8-K.

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
Item 2.01 Completion of Acquisition or Disposition of Assets.

         On June 16, 2005, Appian completed its purchase of all of the issued and outstanding capital stock (the "Shares") of Tolga Media, Inc. a Nevada corporation formed by the Sellers for the purpose of creating and developing content for portable electronic devices such as cell phones, PDA's, and iPods, pursuant to the terms of a Stock Purchase Agreement dated as of June 16, 2005 by and between Appian and Sellers. The purchase price for the Shares consisted of a total of 22,750,000 shares of restricted Appian common stock, of which 11,375,000 shares were issued to Tolga Katas and 11,375,000 shares were issued to Christine Marie.

         Tolga Media, Inc. had no ongoing operations as of the date of this acquisition. In purchasing the stock of Tolga Media, Inc., Appian acquired the talent and expertise of the Sellers, Tolga Katas and Christine Marie, and acquired the Playlist concept, Gingerbread Media and other related concepts and technologies developed or owned by Tolga Media, Inc. as of June 16, 2005, in furtherance of Appian's business plan. It is contemplated that Sellers will each have a seat on Appian's board of directors.

         Although Tolga Media, Inc. was not, at the time of the acquisition, actively engaged in business operations, the Sellers, who were the founders of Tolga Media, Inc. are leaders in the creation and development of content for portable electronic devices, and by acquiring Tolga Media, Inc., Appian acquired the creative services of each of the Sellers. Appian's post-acquisition strategy is for Mr. Katas to serve as Chief Executive Officer, President, Chairman of the Board of Directors, and as a director of Appian, and for Christine Marie to serve as Chief Operating Officer, vice president and a director of Appian.

         This report contains forward-looking statements regarding our plans, objectives, expectations, intentions, future financial performance, future financial condition, and other statements that are not historical facts. You can identify these statements by our use of the future tense, or by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue," and other similar words and phrases. Examples of forward-looking statements include the future operation of Appian and the future involvement of Toga Katas and Christine Marie with Appian. These forward-looking statements involve many risks and uncertainties. You should be aware that the occurrence of any of these risks and uncertainties may cause our actual results to differ materially from those anticipated in our forward-looking statements, which could have a material adverse effect on our business, results of operations, and financial condition. All forward-looking statements included in this report are based on information available to us as of the date of this report. We assume no obligation or duty to update any such forward-looking statements.

         The Stock Purchase Agreement provides that it may be rescinded upon the mutual agreement of all parties in the event that Appian is unable to raise at least $500,000 in investment capital on or prior to December 31, 2005.

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

Item 9.01 Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

                  Not required pursuant to Rule 3-05(b)(2)(i) of Regulation S-X.

         (b) Pro forma financial information.

                  Not required pursuant to Rule 11-01(b)(1) of Regulation S-X.

(c) Exhibits.

10.1 Stock Purchase Agreement dated June 16, 2005 by and among Appian, Inc., as the Purchaser, and Tolga Katas and Christine Marie, as the Sellers.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            APPIAN, INC.



Date: October 31, 2005                      By: /s/ Stephen R. Fey
                                                --------------------------
                                            Name: Stephen R. Fey
                                            Title: Chief Financial Officer


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